UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2009

Western Digital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-08703	33-0956711
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20511 Lake Forest Drive, Lake Forest, California		92630
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 672-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the restructuring activities described in the Current Report on Form 8-K of Western Digital Corporation (the "Company"), filed with the Securities and Exchange Commission on December 17, 2008, the Compensation Committee of the Board of Directors of the Company approved management-recommended reductions in the annual base salaries of each of the Company’s current executive officers, effective January 12, 2009. On October 19, 2009, the Compensation Committee approved reinstating the base salary levels for these executive officers as follows, effective October 19, 2009:

• the annual base salary of John F. Coyne, the Company’s President and Chief Executive Officer, has been increased from $600,000 to $900,000;

• the annual base salary of Timothy M. Leyden, the Company’s Executive Vice President and Chief Financial Officer, has been increased from $412,500 to $550,000;

• the annual base salary of Raymond M. Bukaty, the Company’s Senior Vice President, Administration, General Counsel and Secretary, has been increased from $348,500 to $410,000; and

• the annual base salary of Hossein M. Moghadam, the Company’s Senior Vice President, Chief Technology Officer, has been increased from $348,500 to $410,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Digital Corporation

October 23, 2009	By:	/s/ Raymond M. Bukaty

Name: Raymond M. Bukaty
Title: Senior Vice President, Administration, General Counsel and Secretary